             FILED
       IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
          AUG 16 1992

DEAN  HELLER  SECRETARY  OF  STATE
      /s/ Dean  Heller
      No.  17454-96
           --------

                            ARTICLES OF INCORPORATION
                                       of
                     GREAT ENERGY CORPORATION INTERNATIONAL


     The undersigned natural persons, acting as incorporators of a corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes, adopt the following Articles of Incorporation.

                                    ARTICLE I
                                    ---------
                                      Name
                                      ----

     The  name  of  the  Corporation  is GREAT ENERGY CORPORATION INTERNATIONAL.

                                   ARTICLE II
                                   ----------
                               Period of Duration
                               ------------------


     The  period  of  duration  of  the  Corporation  is  perpetual.


                                   ARTICLE III
                                   -----------
                                    Purposes
                                    --------


     Section  3.01.     Specific  Purposes.     The  specific purposes for which
                        ------------------
the Corporation is formed is to engage in the manufacture and sales of food products for the promotion of nutrition and vitality.

     Section  3.02.     General  Purpose.     The  general purpose for which the
                        ----------------
Corporation  is  organized  is  to  engage  in  any  lawful  business  activity.

                                   ARTICLE IV
                                   ----------
                     Authorized Capital Stock and Assessment
                     ---------------------------------------
                                    of Shares
                                    ---------

     Section  4.01.     Authorized  Capital  Stock.     The  aggregate number of
                        --------------------------
shares that the Corporation shall have authority to issue is fifty million (50,000,000) shares of capital stock with a par value of $0.001 per share.

                                    ARTICLE V
                                    ---------
                       Principal Office and Resident Agent
                       -----------------------------------

     Section 5.01.     Principal Office.     The address of the principal office
                       ----------------
of the Corporation is Suite 103, 1065 Quayside Drive, New Westminster, British Columbia, Canada, V3M 1C5, or at such place or places as may hereafter be designated.

     Section 5.02.     Resident Agent.     The resident agent of the Corporation
                       --------------
is The Nevada Agency and Trust Company, 50 West Liberty Street, Valley Bank Plaza, Suite 880, Reno, Nevada, 89501.

                                   ARTICLE VI
                                   ----------
                            Data Respecting Directors
                            -------------------------

     Section  6.01.     Governing  Board.     Members  of the Governing Board of
                        ----------------
the  Corporation  shall  be  styled  Directors.

     Section  6.02.     Initial  Board  of  Directors.     The  initial Board of
                        -----------------------------
Directors shall consist of five (5) members, who need not be residents of the State of Nevada.

     Section  6.03.     Names  and Addresses.     The names and addresses of the
                        --------------------
persons who are to serve as Directors until the first annual meeting of shareholders, or until their successors shall have been elected and qualified are as follows:

                                   ARTICLE VII
                                   -----------
                          Data Respecting Incorporators
                          -----------------------------


     The names and addresses of the incorporators of the Corporation are as follows:

          NAME                         ADDRESS
     ------------------                -------
     James  A.  Sanford                P. O. Box 529
                                       Blaine, Washington 98230

     David  Hutchison                  Suite  110
                                       8575 Government Street
                                       Burnaby, British Columbia
                                       Canada  V3N 4V1


     EXECUTED  at      Vancouver,  BC  Canada  this 16  day  of
                       ----------------------       --
July,  1996.

                         /s/  James  A.  Sanford
                         _____________________________
                         James  A.  Sanford

                         /s/  David  Hutchison
                         _____________________________
                         David  Hutchison

_____________________     )
                          :   ss.
_____________________     )

     On  the  16  day  of  July, 1996, personally appeared before me, a Notary
              --
Public, James A. Sanford and David Hutchison, who acknowledged to me that they executed the above Articles of Incorporation in their capacity of incorporators.

                         /s/  Morley  E.  Cofman
                         _____________________________
                         NOTARY  PUBLIC
                                             MORLEY  E.  COFMAN
                                             BARRISTER  &  SOLICITOR
                                             2020 - 650 W. Georgia St.
                                             Box 11547 Vancouver Ctr.
                                             Vancouver B.C. V6B 4N7

                              Certificate  of
                                  Amendment
                        (PURSUANT  TO  NRS  78.380)


DEAN  HELLER                                             FILED:  C17454-96
                                                                 ---------
Secretary  of  State
                                                         APR  27  2001
101  North  Carson  Street,  Suite  3
Carson  City, Nevada  89701-4786                         /s/ Dean Heller
(775)  684-5708                                          DEAN HELLER
                                                         SECRETARY OF STATE

______________________________________________________________________________

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
               (Pursuant to NRS 78.380 - Before Issuance of Stock)
                                Remit in Duplicate


1.     Name of corporation: Great Energy Corporation International
                            --------------------------------------
______________________________________________________________________________

2. The articles have been amended as follows (provide article numbers, if available):

Robert  Sawatsky,  the  sole  director  and  officer of Great Energy Corporation
--------------------------------------------------------------------------------
International  did hereby on April 24, 2001 through unanimous concent change the
--------------------------------------------------------------------------------
name  of  this company to Link2 Technologies, Inc.     (Old articles - 17454-96)
--------------------------------------------------     -------------------------

3. The undersigned declare that they constitute at least two-thirds of the incorporators (check) __, or of the board of directors (check) x .
 ------------           --                --------------------           --

4. The date upon which the original articles of incorporation were filed with the Secretary of State: 08/16/1996.
                                  ----------

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.     Signatures:                         LINK2  TECHNOLOGIES,  INC.

/s/  Robert  Sawatsky
_________________________________          _______________________________
Signature               President          Signature


IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.